                                                                  EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT



                         Dated as of December 10, 1997


                                     Among


                          IPC INTERACTIVE PTE. LTD.,
                 THE SHAREHOLDERS OF IPC INTERACTIVE PTE. LTD.
                     LISTED ON THE SIGNATURE PAGES HERETO

                                      and

                         SEACHANGE INTERNATIONAL, INC.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I  THE TRANSACTION                                                     1

   1.1.  Sale and Purchase of Stock ...........................................1
   1.2.  Consideration and Payment.............................................1
   1.3.  Closing Time and Place................................................2
   1.4.  Deliveries and Proceedings at the Closing.............................2
   1.5.  Escrow Account........................................................2
   1.6.  Default by any Seller ................................................3
   1.7.  Tax-Free Reorganization...............................................3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS      3

   2.1.  Corporate Existence and Power.........................................3
   2.2.  Capitalization........................................................4
   2.3.  Subsidiaries..........................................................4
   2.4.  Consents and Governmental Authorization...............................5
   2.5.  Authorization and Enforceability......................................5
   2.6.  Non-Contravention.....................................................5
   2.7.  Financial Statements..................................................6
   2.8.  No Undisclosed Material Liabilities...................................6
   2.9.  No Material Adverse Changes...........................................7
   2.10.  Taxes................................................................8
   2.11.  No Pending Litigation or Proceedings.................................9
   2.12.  Material Contracts...................................................9
   2.13.  Contract Compliance.................................................10
   2.14.  Compliance with Laws................................................10
   2.15.  Environmental Compliance............................................11
   2.16.  Title...............................................................13
   2.17.  Transactions with Related Parties...................................13
   2.18.  Compensation Arrangements; Bank Accounts............................13
   2.19.  Labor Relations.....................................................13
   2.20.  Insurance...........................................................14
   2.21.  Intellectual Property...............................................14
   2.22.  Employee Benefit Plans..............................................16
   2.23.  Finders' Fees.......................................................19
   2.24.  Inventories.........................................................19
   2.25.  Accounts Receivable.................................................19
   2.26.  Customers and Suppliers.............................................19
   2.27.  Disclosure of Material Information..................................20

ARTICLE IIA  REPRESENTATIONS AND WARRANTIES OF THE GMG STOCKHOLDERS           20

   2.1A.  Corporate Existence and Power.......................................20
   2.2A.  Consents and Governmental Authorization.............................20
   2.3A.  Non-Contravention...................................................20
   2.4A.  No Undisclosed Material Liabilities.................................21
   2.5A.  Taxes...............................................................21
   2.6A.  No Pending Litigation or Proceedings................................21
   2.7A.  Contract Compliance.................................................21
   2.8A.  Compliance with Laws................................................21
   2.9A.  Intellectual Property...............................................21
   2.10A. Customers and Suppliers.............................................22

ARTICLE IIB  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS             22

   2.1B.  Title to and Validity of Stock......................................22
   2.2B.  Authority...........................................................22
   2.3B.  Experience; Investment Intent.......................................22

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER                          23

   3.1.  Organization and Good Standing.......................................23
   3.2.  Corporate Power and Authority........................................23
   3.3.  Due Authorization....................................................24
   3.4.  Finders' Fees........................................................24
   3.5.  Investment Intent....................................................24
   3.6.  Consents and Governmental Authorization..............................24
   3.7.  Non-Contravention....................................................24
   3.8.  SEC Compliance.......................................................24
   3.9.  No Material Adverse Affect...........................................25

ARTICLE IV  CONDITIONS TO CLOSING                                             25

   4.1.  Conditions Precedent to Obligations of Buyer.........................25
   4.2.  Conditions Precedent to Obligations of Sellers.......................27

ARTICLE V  TERMINATION OF AGREEMENT                                           28

   5.1.  Grounds for Termination..............................................28
   5.2.  Effect of Termination................................................28

ARTICLE VI  COVENANTS                                                         29

   6.1.  .....................................................................29
   6.2.  No Solicitation, Confidentiality, Etc................................30
   6.3.  Maintain Provisions..................................................30
   6.4.  Necessary Consents...................................................31
   6.5.  Non-Competition......................................................31
   6.6.  Non-Solicitation.....................................................32

   6.7.  Notification of Sale.................................................32
   6.8.  Change of Name.......................................................33
   6.9.  Manufacturing Agreement with IPC.....................................33
   6.10.  Notes Payable; Royalties............................................33
   6.11.  Transfer and Assignment of GMG Assets...............................34

ARTICLE VII                                                                   34

   7.1.  Survival.............................................................34
   7.2.  Indemnification......................................................34
   7.3.  Method of Asserting Claims...........................................35
   7.4.  Limitations; Exclusive Remedy; Maximum Indemnification...............37

ARTICLE VIII  MISCELLANEOUS                                                   37

   8.1.  Notices..............................................................37
   8.2.  Succession and Assignment............................................38
   8.3.  Arbitration..........................................................39
   8.4.  Costs and Expenses...................................................39
   8.5.  Public Announcements.................................................39
   8.6.  Headings.............................................................39
   8.7.  Counterparts.........................................................39
   8.8.  Amendment and Waiver.................................................39
   8.9.  Entire Agreement.....................................................40
   8.10.  Governing Law.......................................................40


EXHIBITS
--------

Exhibit A                  Form of Opinion of Sellers' Counsel
Exhibit B                  Form of Escrow Agreement
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Opinion of Buyer's Counsel
Exhibit E                  List of Options

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 10,
                                         ---------
1997 by and among SeaChange International, Inc., a Delaware corporation ("Buyer"); IPC Interactive Pte. Ltd., a Singapore corporation (the "Company");
  -----                                                             -------
and the shareholders of the Company listed on the signature pages hereto (collectively, "Sellers" and individually, a "Seller"), who collectively own all
                -------                       ------
of the issued and outstanding shares in the capital of the Company.


                                  BACKGROUND

          Sellers collectively own all of the issued and outstanding shares in the capital of the Company (the "Company Stock"). Buyer desires to purchase,
                                 -------------
and Sellers desire to sell, the Company Stock on the terms and subject to the conditions set forth in this Agreement. In addition, two of the Sellers, Johnathan Edwards and David Lampton (together, the "GMG Stockholders"),
                                                    ----------------
collectively own all of the issued and outstanding capital stock of Guestnet Management Group, a California corporation ("GMG"). Immediately prior to the closing, GMG was a party to certain agreements and held certain technology rights as set forth in Schedule 1.1 hereto (the "GMG Assets"). Immediately
                       ------------
prior to the closing, GMG will transfer and assign to the California Subsidiary (as hereinafter defined), the GMG Assets.


                                     TERMS

          In consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                THE TRANSACTION
                                ---------------

          1.1.  Sale and Purchase of Stock. At the Closing referred to in
                --------------------------
Section 1.3 below, each Seller will, severally but not jointly, sell to Buyer, and Buyer will purchase from such Seller, all his or its shares of the Company Stock.

          1.2.  Consideration and Payment. In consideration of the sale and
                -------------------------
transfer of the Company Stock pursuant to Section 1.1 above, the Buyer hereby agrees to issue and deliver to the Sellers at the Closing an aggregate of 625,000 shares of common stock of the Buyer, $.01 par value per share (the "Buyer Stock"), (the "Consideration"), subject to the delivery of the Escrow
 -----------          -------------
Shares as provided in Sections 1.4(b) and 1.5. For purposes of this Agreement and the transactions contemplated hereby, the parties agree that each share of Buyer Stock has a fair market value equal to, and shall be valued at, $9.76 per share (the "Fair Market Value"), which is the average closing price of the Buyer Stock for the ten (10) business days ending on the day two (2) business days prior to the Closing.

          1.3.  Closing Time and Place.  The closing under this Agreement (the
                ----------------------
"Closing") will take place on the date hereof, at the offices of Testa, Hurwitz
 -------
& Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA, or at such other time, date or place as Buyer and the Sellers shall mutually agree in writing. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."
     ------------

          1.4.  Deliveries and Proceedings at the Closing.  At the Closing:
                -----------------------------------------

          (a)   Deliveries by Sellers. Each Seller, severally but not jointly,
                ---------------------
                will deliver to Buyer, (1) free and clear of all liens, security interests, claims and encumbrances, certificates for his or its Company Stock, together with duly executed share transfer forms relating to such Company Stock and statutory declarations as required by Singapore law, and (2) the documents and certificates required to be delivered by each such Seller under
                Section 4.1.

          (b)   Deliveries by Buyer. Buyer will deliver to each Seller (1) free
                -------------------
                and clear of all liens, security interests, claims and encumbrances, that number of shares of Buyer Stock as is set forth opposite the name of such Seller on Schedule 1.4 (the
                                                          ------------
                "Closing Shares"), and (2) the documents and certificates
                 --------------
                required to be delivered by Buyer under Section 4.2. The Buyer Stock so delivered will be endorsed with a restrictive legend in accordance with Section 2.3B (e) hereof. Buyer shall also deliver to State Street Bank and Trust Company, N.A. (the "Escrow Agent") (i) 62,500 shares of Buyer Stock, representing ten percent (10%) of the Consideration (determined without regard to clause (ii) below) (the "General Escrow Shares"), (ii) 20,000 additional shares of Buyer Stock (the "Special Escrow Shares"), all of the shares referenced in clause (i) and (ii) above to be held and applied in accordance with Article VII herein and the Escrow Agreement, substantially in the form attached as Exhibit B (the "Escrow Agreement"). General Escrow Shares and Special Escrow Shares are sometimes hereinafter collectively referred to as the "Escrow Shares."

          (c)   Deliveries by the Company. The Company will deliver to Buyer the
                -------------------------
                documents and certificates required to be delivered by it under
                Section 4.1.

          (d)   Other Deliveries. The closing certificates, opinions of counsel
                ----------------
                and other documents required to be delivered at the Closing pursuant to this Agreement will be exchanged.

          1.5.  Escrow Account. Sellers agree that, notwithstanding any
                --------------
investigation of the business of the Company made by or on behalf of Buyer, at the Closing the Escrow Shares shall be delivered by Buyer to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement. Such Escrow Shares shall be registered in the name of the Escrow Agent or its nominee for the benefit of each Seller in the amounts set forth on Schedule 1.4. All shares
                                                       ------------
deposited with the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement.

          1.6.  Default by any Seller. If any Seller fails to deliver to Buyer
                ---------------------
at the Closing any of the Company Stock to be sold by him or it hereunder, such failure will not relieve any other Seller of any obligation hereunder, and Buyer may (a) acquire the remaining shares of Company Stock, or (b) refuse to make such acquisition and thereby terminate all of its obligations hereunder, in either case without prejudice to its rights against such defaulting Seller.

          1.7.  Tax-Free Reorganization. The parties hereto intend that the
                -----------------------
exchange of Company Stock for Buyer Stock contemplated by this Agreement shall be pursuant to a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyer Stock issued in the reorganization is intended to be issued solely in exchange for the Company Stock, and no other transaction is intended to be an adjustment to the consideration paid for the Company Stock. The amount of Buyer Stock to be received by the Sellers was determined by arms-length bargaining. Buyer represents as of the date hereof, and as of the Closing Date, that it presently intends to continue the historic business of the Company or use a significant portion of the business assets of the Company in a business. In addition, the parties shall (i) comply with the information reporting requirement of Treasury Regulation Section 1.368-3, and (ii) not take a position on any tax returns inconsistent with this Section 1.7. Notwithstanding the foregoing, Buyer makes no representation that this transaction qualifies as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.



                                  ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS
         -------------------------------------------------------------

          The Company and each Seller hereby jointly and severally represent and warrant (except with respect to any matter which is to the knowledge of a Seller to which the Company and each Seller shall severally, and not jointly, represent and warrant) as of the date of this Agreement to Buyer that, except as contemplated by this Agreement and except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the following are true and
                               -------------------
correct (For the purposes of this Article II, unless the context otherwise requires or as otherwise provided, "Company" shall mean and include the Company and its Subsidiaries (as hereinafter defined in Section 2.3), including, without limitation, IPC Interactive, Inc., a California corporation and a wholly owned subsidiary of the Company (the "California Subsidiary"), and the Disclosure
                                ---------------------
Schedule shall specifically indicate matters that relate to the California Subsidiary):

          2.1.  Corporate Existence and Power. (a) The Company (excluding
                -----------------------------
Subsidiaries for purposes of this Section 2.1) is a corporation duly incorporated and validly existing under the laws of Singapore. The Company has all requisite power and authority to own or lease its properties and assets as now owned or leased and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

The Company has all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except for such governmental licenses, permits, authorizations, consents and approvals of which the failure to have obtained would not have a Material Adverse Effect on the Company. Wherever used in this Agreement, "Material Adverse Effect," with
                                           -----------------------
respect to any person or entity, means a material adverse effect or impact on the financial condition, business, properties, assets, liabilities (including contingent liabilities), or results of operations of such person or entity and its affiliated companies and subsidiaries, taken as a whole.

          (b) The copies of the Company's certificate of incorporation and memorandum and articles of association ("Memorandum and Articles"), as amended to date, which have been delivered to Buyer, in each case certified by the Company's Secretary, are true, correct and complete and are in full force and effect.

          2.2.  Capitalization.  The authorized capital of the Company is
                --------------
2,500,000 voting preference shares and 8,600,000 ordinary shares of par value US$.04 per share. The authorized capital stock of the California Subsidiary consists of one class, designated Common Stock, 15,000,000 shares authorized without par value. Schedule 2.2 sets forth, as of the date hereof, all
                   ------------
outstanding shares of each class of capital stock of the Company and the California Subsidiary. There are no outstanding convertible securities or any other options or rights to acquire capital stock or other equity securities of the Company , of any Subsidiary (as hereinafter defined) or of the California Subsidiary. All outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and are owned by Sellers as shown on Schedule 2.2. Except as set forth in this Section or otherwise set
         ------------
forth on Schedule 2.2, there are no outstanding (i) shares of capital stock,
         ------------
other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities. Neither the Company nor any of its officers, directors or shareholders has directly or indirectly through an agent promised or otherwise offered to issue or grant Company Securities to any current or former officer or employee of the Company, except, with respect to the California Subsidiary, as previously disclosed in writing to the Buyer.

          2.3.  Subsidiaries. For the purposes of this Agreement, a "subsidiary"
                ------------                                         ----------
of an entity shall mean a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such entity. "Subsidiary" shall mean any subsidiary of the Company.

          (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 2.3. The California Subsidiary has no subsidiaries.
   ------------

          (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any lien, security interest, claim or encumbrance and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

          2.4.  Consents and Governmental Authorization. The execution, delivery
                ---------------------------------------
and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and Sellers require no consent, approval or action by or in respect of, or filing with, any third party or governmental body, agency, official or authority (including without limitation the Stock Exchange of Singapore Ltd.) other than:

          (a) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder;

          (b) compliance with any applicable foreign or state securities ("blue sky") laws; and

          (c)  the obtaining of the consents indicated on Schedule 2.4.
                                                          ------------

          2.5.  Authorization and Enforceability. This Agreement has been duly
                --------------------------------
executed and delivered by the Company and, to the knowledge of such Seller, each Seller and constitutes the legal, valid and binding obligations of it or him, enforceable against the Company and such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors generally, provided that no representation or warranty is made as to the availability of any equitable or other specific remedy upon any breach of this Agreement, and, subject to the matters set forth on Schedule 2.5, upon delivery
                                                    ------------
to Buyer at the Closing of certificates representing such Seller's Company Stock in accordance herewith, Buyer will acquire good and valid title to such Company Stock, free and clear of all liens, security interests, restrictions (except as provided under federal or state securities laws), encumbrances and claims.

          2.6.  Non-Contravention. Except as disclosed on Schedule 2.6, the
                -----------------                         ------------
execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by the Company and such Seller, will not (a) contravene any provision of the Company's certificate of incorporation or Memorandum and Articles, as amended to date; (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which the Company or such Seller is a party or by which any of them or any of their assets may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation; (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Company's assets or give to others any interests or rights therein; (d) result in the maturation or acceleration of any liability or obligation of the Company (or give others the right to cause such a maturation or acceleration); or (e) assuming compliance with the matters referred to in Section 2.4, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company.

          2.7.  Financial Statements. The Company has delivered to Buyer the
                --------------------
following financial statements (the "Financial Statements"):
                                     --------------------

          (i) The Company's audited consolidated financial statements and other financial information for the year ended December 31, 1996 (the "Year
                                                                           ----
          End Financial Statements"); and
          ------------------------

          (ii) The Company's unaudited consolidated monthly financial statements prepared for the months ended June 30, 1997, and September 30, 1997 (the "Interim Financials").
                ------- ----------

          The Financial Statements: (a) present fairly in all material respects the financial position of the Company as of the dates thereof, and the results of its operations for the periods covered thereby and (b) have been prepared in accordance with generally accepted accounting principles, as defined by the Financial Accounting Standards Board ("GAAP") consistently applied, except as
                                       ----
otherwise specified therein and except that the Interim Financials do not have the necessary notes and are subject to normal year end adjustments (which will not be material individually or in the aggregate). The Year End Financial Statements have been audited by Ernst & Young LLP, the independent public accountants for the Company. All references in this Agreement to the "Balance
                                                                       -------
Sheet" shall mean the balance sheet of the Company as of September 30, 1997
-----
included in the Financial Statements and all references to the "Balance Sheet
                                                                -------------
Date" shall mean September 30, 1997.
----

          2.8.  No Undisclosed Material Liabilities. The Company has no material
                -----------------------------------
liability of any nature, whether accrued, absolute, or contingent, except for liabilities that are (a) properly reflected on the Balance Sheet, (b) incurred in the ordinary course of business since the Balance Sheet Date, (c) incurred in connection with or as a result of the transactions contemplated by this Agreement or (d) disclosed on Schedule 2.8 hereto.
                              ------------

          2.9   No Material Adverse Changes. Since the Balance Sheet Date,
                ---------------------------
except as indicated on Schedule 2.9 and except as otherwise contemplated by this
                       ------------
Agreement, there has not been:

          (a) Any material adverse change in the financial condition, assets, liabilities, operations, or business of the Company, except changes in the ordinary course of business which, individually or in the aggregate, have not had or would not reasonably be expected to have, a Material Adverse Effect on the Company;

          (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties or business of the Company, which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

          (c) Any declaration, setting aside or payment of a dividend or other distribution in respect of any of the capital stock of the Company, or any redemption, purchase or other acquisition of any capital stock of the Company or of any rights to purchase such capital stock or securities convertible into or exchangeable for such capital stock;

          (d) Any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for business expenses in the ordinary course) or loan to, any officer, director, employee, agent or shareholder of the Company (except normal annual merit increases made in the ordinary course to non-officer employees), or any increase in, or any addition to, other benefits (including without limitation any bonus, profit sharing, severance, pension or other plan) to which any of its or their officers, directors, employees or shareholders may be entitled, or any payments to any pension, retirement, profit-sharing, bonus, severance or similar plan except payments made pursuant to the compensation arrangements disclosed on Schedule 2.18 hereto or the employee benefit plans
                             -------------
                disclosed on Schedule 2.22 hereto, or any other payment of any
                             -------------
                kind to or on behalf of any such officer, director, employee or shareholder other than payment of base compensation and reimbursement for reasonable business expenses in the ordinary course;

          (e) Any making or authorization of a capital expenditure in excess of $50,000 for any single project;

          (f) Any sale, transfer or other disposition of any assets of the Company, except sales of inventory in the ordinary course or other sales in the ordinary course;

          (g) Any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by the Company, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet date;

          (h) Any change by the Company in any method of accounting or accounting practice, except for such changes as are required by reason of a concurrent change in GAAP;

          (i) Any creation, incurrence, assumption or guarantee by the Company of any obligations or liabilities (whether absolute, accrued or contingent), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for money borrowed;

          (j)   any recapitalization or reorganization; or

          (k) any amendment or other change (or any authorization to make such an amendment or change) to the Company's certificate of incorporation or by-laws.

          2.10. Taxes.
                -----

                (a) All tax returns, reports, declarations of estimated tax and forms required to be filed on or before the Closing Date by or on behalf of the Company or any Subsidiary with respect to any income, properties or operations of the Company with any federal, foreign, state or local taxing authority have been filed through the date hereof, or will be filed on or before the Closing Date in accordance with all applicable laws, and all taxes, fees, penalties, interest and other governmental charges due under applicable law on such returns, reports, declarations and forms have been paid, and there are no deficiencies for any taxes owed to any government or taxing authority. None of the returns contain a disclosure statement under former Section 6661 or Section 6662 of the Code (as defined in Section 2.22 hereof) or any similar provisions of foreign, state or local law. As of the time of filing, the foregoing returns correctly reflected in all material respects the facts regarding the income, business, assets, operations and status of any entity required to be shown thereon. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to any tax or assessment, nor is any claim for additional tax or assessment asserted by any such authority relating to the taxes of, the Company or any Subsidiary. There are no liens for federal or state income taxes upon the assets of the Company or any Subsidiary, except liens for current federal and state income taxes not yet due. To the knowledge of such Seller, there have been no audits or examinations of any of the Company's tax returns by any applicable governmental authority. Neither the Company nor any Seller is subject to withholding with respect to any transaction contemplated hereby. There are no agreements for the extension of the time for the assessments of any taxes of the Company or any Subsidiary with respect to any income, properties or operations of the Company or any Subsidiary. None of the Company or any Subsidiary is a party to any tax sharing or similar agreement with any Person (as hereinafter defined). The Company does not have any excess loss accounts with respect to any of its direct or indirect Subsidiaries and has not engaged in any "intercompany transaction" within the meaning of the consolidated return regulations, other than in the ordinary course of business. Neither the Company nor any Subsidiary has ever been, is now, or has any reason to believe that it will be, characterized as a "passive foreign investment corporation" as defined in Section 1296 of the Code, a "controlled foreign corporation" as defined in Section 957 of the Code, a "foreign personal holding company" as defined in Section 552 of the Code, or a "foreign investment company" as defined in Section 1246 of the Code.

                (b) All taxes which the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                (c) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

                (d) The Company has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of he Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it.

          2.11. No Pending Litigation or Proceedings. Except as indicated on
                ------------------------------------
Schedule 2.11, there are no actions, suits or proceedings pending or threatened
-------------
at law or in equity, by or before any court or governmental department, agency or instrumentality (i) against the Company or any of its assets, which actions, suits or proceedings, individually or in the aggregate, would, if adversely determined, have a Material Adverse Effect on the Company or (ii) to such Seller's knowledge, adversely affecting such Seller's Company Stock or such Seller's rights thereto. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or adversely affecting the Company or any of its assets or businesses or, to such Seller's knowledge, adversely affecting such Seller's Company Stock or any Seller's rights thereto.

          2.12. Material Contracts.  Except as set forth on Schedule 2.12, the
                ------------------                          -------------
Company is not a party to or bound by any lease, contract or commitment, of the following types, but exclusive of any lease, contract or commitment which is terminable by the Company without penalty or liability upon 60 days' or less prior written notice to the other party or parties thereto:

          (a) mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of liens or encumbrances;

          (b)   employment and consulting agreements;

          (c)   union or other collective bargaining agreements;

          (d) licenses of patent, trademark and other intellectual property rights with respect to which the Company is either licensee or licensor (other than licenses generally available to the public);

          (e) any agreement, order or commitment for the purchase of services, raw materials, supplies or finished products from any one supplier for an amount in excess of $50,000;

          (f) any agreement, order or commitment for the sale of products or services for more than $50,000 to any single purchaser;

          (g) contract or option relating to the sale by the Company of any material asset, other than sales of inventory in the ordinary course of business or other sales in the ordinary course;

          (h) any agreement or commitment for capital expenditures in excess of $50,000 for any single project;

          (i) any sales agency, manufacturer's representative and distributorship agreement or other distribution or commission agreement with third parties;

          (j)   joint venture agreements;

          (k) any lease agreement for personal property under which it is either lessor or lessee where the aggregate payments during the term of the lease would exceed $75,000; or

          (l)   lease agreements for real property.

          2.13. Contract Compliance.  All leases, contracts and other
                -------------------
commitments referred to in subsection (a) through subsection (l) of Section 2.12 above are in full force and effect; except as disclosed on Schedule 2.13,
                                                           -------------
neither the Company nor, to such Seller's knowledge, any other party thereto is in default under any of the terms thereof that would have a Material Adverse Effect on the Company; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by the Company, or to the knowledge of such Seller, any other party under any provision thereof that would have a Material Adverse Effect on the Company.

          2.14. Compliance with Laws.  Except as indicated on Schedule 2.14:
                --------------------                          -------------

                (a) The Company has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations (including, without limitation, Environmental Permits (as herein defined)) as are necessary in order to enable it to own and conduct its business as currently conducted and to occupy and use its real and personal properties without incurring any material liability. No registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any rights pertaining to any such license, permit, franchise, order, approval, accreditation, waiver or authorization. The Company is in compliance with the terms and conditions of all such licenses, permits, franchises, orders, approvals, accreditations, waivers and authorizations; and

                (b) The Company has conducted and is conducting its business in compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule, order or requirement relating to securities, properties, business, the Environment (as defined below), products, advertising, sales or employment practices, immigration, terms and conditions of employment, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, product safety and liability or civil rights). The Company is not now charged with, and to the knowledge of such Seller, is not now under investigation with respect to, any possible violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing in this clause (b) in connection with the business of the Company, and the Company has filed all material reports required to be filed with any governmental, regulatory or administrative agency or authority.

          2.15. Environmental Compliance.
                ------------------------

          (a)   Environmental Definitions.  The following terms, as used herein,
                -------------------------
have the following meanings:

                "CERCLA" means the Comprehensive Environmental Response,
                 ------
Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder, and court decisions in respect thereof, all as shall be in effect at the time.

                "Environment" means any and all environmental media, including,
                 -----------
without limitation, ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata.

                "Environmental Laws" means any and all applicable federal,
                 ------------------
state, local and foreign statutes, laws, regulations, ordinances, rules, orders, decrees, codes, plans, permits, licenses, agreements, or governmental restrictions, relating to human health, the Environment or to emissions, discharges or the Release of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the assessment, clean-up or other remediation thereof.

                "Environmental Permits" means any and all governmental permits,
                 ---------------------
licenses, grants, agreements, authorizations, registrations or other governmental approvals or restrictions issued or required under any Environmental Laws.

                "Hazardous Substance" means and any and all toxic, caustic,
                 -------------------
radioactive, or otherwise hazardous substances, materials or wastes that are regulated under Environmental Laws, including petroleum, its derivatives, by-products and other hydrocarbons.

                "Release" means any spilling, leaking, pumping, pouring,
                 -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substance).

          (b)   Environmental Representations.  Except as indicated on Schedule
                -----------------------------                          --------
2.15:
----

                (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, and no penalty has been assessed or no investigation or review is pending or overtly threatened by any governmental or other entity, with respect to: (A) any alleged violation by the Company of any Environmental Law; or (B) any alleged failure by the Company to have any Environmental Permit required under any Environmental Law.

                (ii) (A) There are not underground storage tanks, active or abandoned, at property owned or leased by the Company; and (B) no Hazardous Substance has been Released at, on, or under any property owned or leased by the Company.

                (iii) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which are reasonably likely to lead to claims against Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                (iv) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and no property owned or leased by the Company is listed or, to such Seller's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                (v) There are no environmental liens on any of the Company's assets, and no governmental actions have been taken or are in process that could subject any of such assets to such liens. The Company would not be required to place any notice or restriction relating to the presence of Hazardous Substances at any property used in connection with the operation of its business in any deed to such property.

                (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or which are in the possession of the Company, in relation to any property or facility owned or leased by the Company that have not been delivered to Buyer prior to the date hereof.

     2.16.  Title. Except as indicated on Schedule 2.16, the Company has good
            -----                         -------------
and marketable title to, or the valid right to use, all of its properties and assets, including the properties and assets reflected in the Balance Sheet (except those disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of any mortgage, pledge, lien, restriction, encumbrance, claim, security interest, charge or any other encumbrance adversely affecting title, except liens for current taxes not yet due and payable.

     2.17.  Transactions with Related Parties. A "Related Party" means any
            ---------------------------------     -------------
Seller, any of the officers or directors of the Company, any affiliate, associate or relative of any Seller, the Company, or any of their respective officers or directors, or any business or entity in which any Seller, the Company or any affiliate, associate or relative of any such persons has any direct or material indirect interest, it being understood that any interest of 1% or less in any business entity shall not be considered a "direct or material indirect interest" for purposes of this Section 2.17. Since the Balance Sheet Date and except as disclosed on Schedule 2.17, to such Seller's knowledge, no
                                -------------
Related Party has or has had:

     (a)    borrowed money from, or loaned money to, the Company;

     (b) any interest in any property or assets used by the Company in its business; or

     (c) engaged in any other transaction with the Company (other than director or employment relationships).

     2.18.  Compensation Arrangements; Bank Accounts. Schedule 2.18 hereto sets
            ----------------------------------------  -------------
forth the following information:

     (a) the names and current salaries, including any bonuses, if applicable, of all present officers and employees of the Company whose salary, including any bonuses, equal or exceed $100,000 per annum, together with a statement of the remuneration paid by the Company to each such person and to any director of the Company, during fiscal 1996; and

     (b) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature, the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and the numbers of all such safe deposit boxes or accounts.

     2.19.  Labor Relations. Schedule 2.19 sets forth a true and complete list
            ---------------  -------------
of (a) all directors of the Company, (b) all officers (with offices held) of the Company, (c) all consultants and independent contractors retained by the Company currently or during the last fiscal year who received during the last fiscal year more than $50,000 in fees or payments and (d) all employees of the Company not set forth on Schedule 2.18, including each such employee's weekly
                 -------------
remuneration. Except as disclosed in Schedule 2.19, the Company is not a party
                                     -------------
to any written or oral severance, employment or consulting agreement, or any service agreement which required fees or payments during the last fiscal year of more than $50,000. Except as disclosed in Schedule 2.19, the Company is not a party to, and none of its
             -------------
employees are subject to, any collective bargaining agreement or other union contract. The Company is in compliance with the provisions of such union contract, and there are no grievances pending or unfunded liabilities under such contract. The Company is in compliance in all material respects with applicable federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours and Central Provident Fund Board requirements, and there are not, and have not been during the past five (5) years, any complaints against the Company pending or, to the knowledge of such Seller, threatened before the National Labor Relations Board or any similar state or local agency. The Company generally enjoys good relations with its employees. To the knowledge of such Seller, there has been no effort to organize any of its employees.

     2.20.  Insurance. Attached hereto as Schedule 2.20 is a complete list of
            ---------                     -------------
all policies of insurance of which the Company is the owner, insured or beneficiary, or covering any of its property, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, and premium rate. With respect to each such insurance policy: (a) the policy will remain in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (b) neither the Company nor, to the knowledge of such Seller, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default by the Company, or to the knowledge of such Seller, any other party to the policy, or permit termination, modification, or acceleration under the policy; and (c) to the knowledge of such Seller, no party to the policy has repudiated any provision thereof.

     2.21.  Intellectual Property
            ---------------------

     (a)    Schedule 2.21 sets forth a true and complete list and a brief
            -------------
description of each patent and patent application and each registration or application for registration thereof and each trademark, service mark and copyright registration or application for trademark, service mark or copyright registration, of all intellectual property owned by the Company ("Owned Intellectual Property"), and a true and complete brief description, including a description of any license or sublicense thereof, of all intellectual property licensed or sublicensed by the Company from a third party and all intellectual property that a third party has authorized the Company to use ("Licensed Intellectual Property"). Except as otherwise described on Schedule 2.21, in
                                                           -------------
each case where a registration or patent or application for registration or patent listed on Schedule 2.21 is held by assignment, the assignment has been
                 -------------
duly recorded with the state or national Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed on Schedule 2.21, the rights of the Company in or
                                 -------------
to such Owned Intellectual Property or Licensed Intellectual Property do not conflict with or infringe on the rights of any other individual, partnership, firm, corporation, association, trusts or other entity ("Person") (provided that, to the extent such rights of any Person are the subject of a patent issued by a jurisdiction other then the United States, such representation shall be given to the knowledge of such Seller) and the Company has not received any claim or written notice from any Person to such effect.

     (b)    Except as disclosed on Schedule 2.21: (i) the Company is the sole
                                   -------------
and exclusive owner of all the Owned Intellectual Property, free and clear of any security interest, pledge, mortgage, lien (including without limitation, environmental and tax liens), charge, encumbrance, or restriction of any kind (the "Encumbrance") and (ii) no claim, action, suit inquiry, proceeding or investigation ("Action") has been made or asserted or is pending or threatened against the Company either (A) based upon or challenging the validity and/or enforceability of any of the Owned Intellectual Property, or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. Except as disclosed on Schedule
                                                                      --------
2.21, to the knowledge of such Seller, no Person is using any patents,
----
copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company therein. Except as disclosed on Schedule 2.21, the Company has not granted any
                                -------------
license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

     (c) The Company has, or has caused to be, delivered to the Buyer correct and complete copies of all licenses and sublicenses for Licensed Intellectual Property set forth on Schedule 2.21 and any and all ancillary documents
                      -------------
pertaining thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:


            (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 2.21(c), is legal, valid, binding and enforceable with respect to the Company and, to the Company's knowledge, with respect to every other party thereto, and is in full force and effect with respect to the Company and, to the Company's knowledge, with respect to every other party thereto, and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

            (ii)  except as otherwise set forth on Schedule 2.21, such license
                                                   -------------
     or sublicense will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

            (iii) except as otherwise disclosed on Schedule 2.21, with respect
                                                   -------------
     to each such license or sublicense: (A) the Company has not received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company thereunder, (B) the Company has not received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) the Company has not granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

            (iv)  Except as otherwise disclosed on Schedule 2.21, neither the
                                                   -------------
     Company, nor (to the knowledge of the Company) any other party to such license or sublicense, is in breach or default in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

            (v)   except as set forth on Schedule 2.21, no Actions have been
                                         -------------
     made or asserted or are pending or threatened against the Company either
     (A) based upon or challenging the validity and/or enforceability of any of the Licensed Intellectual Property, or seeking to deny or restrict the use by the Company of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

            (vi) to the knowledge of such Seller, no Person is using any U.S. patents, or any copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company therein.

     (d) The Company has not received any denial of any pending applications to register trademarks, service marks or copyrights or any pending patent applications.

     (e)    The intellectual property set forth on Schedule 2.21 constitutes all
                                                   --------------
the intellectual property used or held or intended to be used by the Company or forming a part of, used, held or intended to be used in, and, to the knowledge of such Seller, all such intellectual property necessary in the conduct of, the business of the Company and there are no other items of intellectual property that are material to the Company or the Company's business as presently conducted.

     2.22.  Employee Benefit Plans. The Company is in compliance with and has
            ----------------------
not breached any of its obligations under any statutory contribution scheme, including without limitation the Central Provident Fund Board contributions.
Schedule 2.22 lists and identifies: each "employee pension benefit plan" (as
-------------
such term is defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA")); each "employee welfare benefit plan" (as such term is defined in
Section 3(3) of ERISA); each stock purchase, stock option, stock bonus, restricted stock, deferred compensation, severance pay, incentive compensation, salary continuation, vacation, sick pay, or disability plan, policy, or arrangement; each material fringe benefit plan, policy, arrangement, or practice; and each employment, separation, termination, stay-with-bonus, change-of-control, retention, or similar contract, agreement, policy, or understanding which is maintained or contributed to by the Company or any ERISA Affiliate (as hereinafter defined) for, on behalf of, or with respect to, any current or former employee, officer, director, or dependent thereof, to which the Company is a party, or for which the Company has any liability or contingent liability (individually a "Plan" and collectively the "Plans"). True and complete copies of all Plans listed on Schedule 2.22 and all amendments
                                           -------------
thereto (and where written Plan documents do not exist, written summaries thereof) have been made available to Buyer.

         Each Plan which is intended to be "qualified" under Section 401(a) of the Code is and has been at all times so qualified, and the trusts maintained thereunder are and have been at all times exempt from taxation under Section 501(a) of the Code. The Company has furnished Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Except as disclosed on Schedule 2.22, there have been no amendments to any such
                       -------------
Plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service. To the knowledge of such Seller, no event has occurred that will or could give rise to disqualification of any such Plan under the Code. No such Plan has incurred an "accumulated funding deficiency" (as described in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has there been any failure to make by its due date a required installment under Section 302(e) of ERISA or Section 412(m) of the Code with respect to any Plan.

         To the knowledge of such Seller, the Company has neither incurred nor reasonably expects to incur any material liability under Section 412 of the Code or Title IV of ERISA (other than for routine claims for payment of retirement benefits and Pension Benefit Guaranty Corporation ("PBGC") insurance premium payments in the ordinary course). No steps have been taken to terminate any Plan subject to Title IV of ERISA. No Plan subject to Title IV has been the subject of a "reportable event" (as described in Section 4043 of ERISA) as to which a notice would be required to be filed with the PBGC and which would result or is reasonably expected to result in material liability to the Company. Except as disclosed on Schedule 2.22, since the last valuation date for each such Plan,
             -------------
there have been no amendments or changes to such Plans that would increase materially the amount of benefits payable thereunder. No Plan is a plan described in Section 4063(a) of ERISA. No Plan is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

         None of the assets of any Plan are invested in any employer securities, employer real property, or any insurance contract of any company subject to rehabilitation proceedings. All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed except where a failure to do so would not result in a material liability to the Company. Except as disclosed on Schedule 2.22, none of the Company, with respect to any Plan
             -------------
subject to Title IV, or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan, other than as may be required by any applicable statute. Other than coverage mandated by any applicable statute, the Company is not under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or former employees, officers, or directors.

         Except as set forth in Schedule 2.22, the execution and performance of
                                -------------
this Agreement will not (A) constitute a stated triggering event under any Plan that will result in any payment becoming due from the Company to any current or former employee, officer, or director of the Company, or (B) accelerate the time of payment or vesting, or increase the amount, of any compensation or benefits due to any such employee, officer, director, or dependent. The Company has not made any payments, nor is it obligated to make any payments or is a party to any agreement that could obligate it to make on or before the Closing Date any payment, that will not be deductible by reason of Section 280G of the Code, or that would be subject to an excise tax under Section 4999 of the Code.

         All contributions and payments accrued under each Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Balance Sheet. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

         No Plan, nor any trust created thereunder, nor any trustee or administrator thereof, to the best of such Seller's knowledge, has engaged in any transaction prohibited by section 406 or section 407 of ERISA, or by section 4975 of the Code which would have a Material Adverse Effect on the Company, which would subject the Company or any Plan to any penalty imposed under ERISA or to any tax imposed by section 4975 of the Code or, if such Seller has knowledge that any such transaction has occurred, it has been corrected, within the meaning of section 4975 of the Code, and all applicable taxes and penalties with respect thereto have been paid.

         There are no actions, suits, investigations or proceedings pending or, to such Seller's knowledge, overtly threatened against or affecting any Plan, any fiduciaries thereof or the assets of any trust thereunder, at law or in equity, by or before any court or governmental department, agency or instrumentality. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or adversely affecting the Plans, any fiduciaries thereof or the assets of any trust thereunder.

         Each Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b) of the Code.

         For purposes of this Agreement, "ERISA Affiliate" of any entity means any other entity, whether or not incorporated, that together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, with respect to the Code, any member of any group that, together with the Company, is treated as a "single employer" under Section 414 of the Code.

         2.23. Finders' Fees. There is no investment banker, broker, finder or
               -------------
other intermediary which has been retained by or is authorized to act on behalf of the Sellers or the Company which might be entitled to any fee or commission from Buyer or the Company upon consummation of the transactions contemplated by this Agreement.

         2.24. Inventories.
               -----------

         (a) Except as disclosed on Schedule 2.7: (i) the inventories stated in
                                    ------------
the Financial Statements have been recorded in the Financial Statements in accordance with GAAP and are of a quality and quantity saleable in the ordinary course of business of the Company at prevailing market prices, and are valued for purposes of the Financial Statements on a FIFO basis; and (ii) the values of the inventories stated in the Financial Statements reflect the Company's normal inventory valuation policies and were determined in accordance with GAAP.


         (b) As of the date hereof, purchase commitments for raw materials and parts for the Company are not, individually or in the aggregate, in excess of normal requirements, and none of such commitments are at prices materially in excess of current market prices. Sales commitments for finished goods are all at prices in excess of prices used in valuing inventory items or of estimated costs of manufacture of items not in inventory after allowing for selling expenses and a normal profit margin.

         2.25. Accounts Receivable. Except as disclosed on Schedule 2.7, all of
               -------------------                         ------------
the accounts receivable of the Company shown in the Financial Statements have been reflected in the Financial Statements in accordance with GAAP and are valid and enforceable claims, subject to no set-off or counterclaim, and are fully collectible in the ordinary course of business, subject to the reserve for uncollectible accounts set forth in the Financial Statements. The Company has no accounts receivable or loans or notes receivable from any affiliates or from any of its officers, directors, consultants, employees, agents, or shareholders, except for travel advances and expenses in the ordinary course of business.

         2.26. Customers and Suppliers. Except as reflected on Schedule 2.26, no
               -----------------------                         -------------
supplier is a material sole source of supply to the Company providing products to the Company which can not be replaced with a comparable product of another supplier at a comparable price. No customer provided sales to the Company in excess of 2% of total Company sales in 1996 or for the nine months ended September 30, 1997. The Sellers have no knowledge that any of the suppliers or customers of the Company in the calendar year 1996 and for the nine months ended September 30, 1997 has given written notice in the past twelve months of its intention to cancel its relationship with the Company.

         2.27. Disclosure of Material Information. This Agreement (including the
               ----------------------------------
Schedules, Exhibits and other attachments hereto) and any documents, certificates, or instruments furnished in connection therewith, all taken as a whole, do not contain, with respect to the Company, any untrue statement of a material fact or, to the knowledge of the Sellers, omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IIA
             REPRESENTATIONS AND WARRANTIES OF THE GMG STOCKHOLDERS
             ------------------------------------------------------

         The GMG Stockholders hereby jointly and severally represent and warrant (except with respect to any matter which is to the knowledge of a GMG Stockholder to which each GMG Stockholder shall, severally and not jointly, represent and warrant) as of the date of this Agreement to Buyer that, except as contemplated by this Agreement and except as set forth in the Disclosure Schedule, the following are true and correct:

         2.1A. Corporate Existence and Power. GMG is a corporation duly
               -----------------------------
organized, validly existing and in good standing under the laws of California. GMG has all requisite power and authority to own or lease its properties and assets as now owned or leased. GMG has all requisite power and authority and has taken all necessary actions, including without limitation any director or stockholder consents or meetings, to transfer and assign the GMG Assets to the California Subsidiary as provided in Section 6.11.

         2.2A. Consents and Governmental Authorization. The transfer and
               ---------------------------------------
assignment of the GMG Assets to the California Subsidiary as provided in Section 6.11, requires no consent, approval or action by or in respect of, or filing with, any third party or governmental body, agency, official or authority other than the obtaining of the consents indicated on Schedule 2.2A. The transfer and
                                                -------------
assignment of the GMG Assets to the California Subsidiary will be for adequate consideration and immediately prior to the Closing the GMG Assets will have been duly transferred and assigned to the California Subsidiary free and clear of all liens, security interests, restrictions, encumbrances and claims.

         2.3A. Non-Contravention. Except as disclosed on Schedule 2.3A, the
               -----------------                         -------------
transfer and assignment of the GMG Assets to the California Subsidiary as provided in Section 6.11 will not (a) contravene any provision of GMG's certificate of incorporation or by-laws, as amended to date; (b) conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or any other material agreement or instrument to which GMG or such GMG Stockholder is a party or by which any of them or any of their assets may be bound or affected; (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the GMG Assets or give to others any interests or rights therein; (d) result in the maturation or acceleration of any liability or obligation of GMG (or give others the right to cause such a maturation or acceleration); or (e) assuming compliance with the matters referred to in Section 2.2A, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to GMG or the GMG Stockholders.


         2.4A. No Undisclosed Material Liabilities. Except as disclosed on
               -----------------------------------
Schedule 2.4A, GMG has no material liability of any nature, whether accrued,
-------------
absolute, or contingent.

         2.5A. Taxes. All tax returns, reports, declarations of estimated tax
               -----
and forms required to be filed on or before the Closing Date by or on behalf of GMG with respect to any income, properties or operations of GMG with any taxing authority have been filed through the date hereof, or will be filed on or before the Closing Date in accordance with all applicable laws, and all taxes, fees, penalties, interest and other governmental charges due under applicable law on such returns, reports, declarations and forms have been paid, and there are no deficiencies for any taxes owed to any government. As of the time of filing, the foregoing returns correctly reflected in all material respects the facts regarding the income, business, assets, operations and status of any entity required to be shown thereon. There is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to any tax or assessment, nor is any claim for additional tax or assessment asserted by any such authority relating to the taxes of, GMG. There are no liens for federal or state income taxes upon the assets of GMG, except liens for current federal and state income taxes not yet due.

         2.6A. No Pending Litigation or Proceedings. Except as indicated on
               ------------------------------------
Schedule 2.6A, there are no actions, suits or proceedings pending or threatened
-------------
at law or in equity, by or before any court or governmental department, agency or instrumentality (i) against GMG or the GMG Assets.

         2.7A. Contract Compliance. All contracts and other commitments included
               -------------------
in the GMG Assets are in full force and effect; except as disclosed on Schedule
                                                                       --------
2.7A, neither GMG nor, to such GMG Stockholder's knowledge, any other party
----
thereto is in default under any of the material terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by GMG, or to the knowledge of such GMG Stockholder, any other party under any material provision thereof.

         2.8A. Compliance with Laws. Except as indicated on Schedule 2.8A: GMG
               --------------------                         -------------
has conducted and is conducting its business in compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it.


         2.9A. Intellectual Property. The rights of GMG in any patents, patent
               ---------------------
applications, trademarks, service marks and copyrights owned by or licensed to GMG and necessary to or used by GMG in its business in connection with the GMG Assets are included in the GMG Assets and will be properly transferred and assigned to the California Subsidiary immediately prior to the Closing, such rights do not conflict with or infringe on the rights of any other Person (provided that, to the extent such rights of any Person are the subject of a patent issued by a jurisdiction other than the United States, such representation shall be given to the knowledge of the GMG stockholders), GMG has not received any claim or written notice from any Person to such effect, and to the knowledge of the GMG Stockholders, no person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets, or similar property that infringe upon such rights.


         2.10A. Customers and Suppliers. The GMG Stockholders have no knowledge
                -----------------------
that any of the customers of GMG in the calendar year 1996 and for the nine months ended September 30, 1997 has given written notice of its intention to cancel its relationship with GMG.


                                   ARTICLE IIB
                           ADDITIONAL REPRESENTATIONS
                           --------------------------
                            AND WARRANTIES OF SELLERS
                            -------------------------

Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows:

         2.1B.  Title to and Validity of Stock. Except as set forth in the
                ------------------------------
Escrow Agreement, such Seller now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Company Stock designated as owned by such Seller opposite such Seller's name on Schedule
                                                                        --------
2.2, free and clear of any lien and, upon purchase and payment therefor and
---
delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Company Stock free and clear of any lien. All Company Stock owned by such Seller have been duly authorized and validly issued and is fully paid and non-assessable. All Company Stock to be sold by such Seller is registered in the name of such Seller.

         2.2B.  Authority. Such Seller has the legal power, right and authority
                ---------
to enter into and perform this Agreement and any agreement referenced herein to which such Seller is a party, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms. Each of the Sellers hereby waives any pre-emptive rights which they may have in respect of the Company Stock.

         2.3B.  Experience; Investment Intent.
                -----------------------------

         (a) The Sellers have carefully reviewed the representations concerning Buyer contained in this Agreement, and have made detailed inquiry concerning Buyer, its business and its personnel; the officers of Buyer have made available to such Sellers any and all information requested and have answered all inquiries made by such Seller. Each Seller has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in Buyer;

         (b) Each Seller is an "Accredited Investor" within the definition set forth in Securities Act Rule 501(a) and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the transactions to be consummated hereunder;

         (c) The Buyer Stock being received by the Sellers is being acquired for the Sellers' own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

         (d) Each Seller understands and agrees that (i) the Buyer Stock has not been registered under the Securities Act, by reason of its issuance in a transaction exempt from registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) the Buyer Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and

         (e) The Buyer Stock will bear the following legend or substantially similar thereto:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

Buyer represents and warrants to each Seller as follows:

         3.1. Organization and Good Standing. Buyer is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2. Corporate Power and Authority. Buyer has full corporate power and
              -----------------------------
authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.

         3.3. Due Authorization. The execution, delivery and performance of this
              -----------------
Agreement, and any agreement referenced herein to which Buyer is a party, by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors generally, provided that no representation or warranty is made as to the availability of any equitable or other specific remedy upon any breach of this Agreement.

         3.4. Finders' Fees. There is no investment banker, broker, finder or
              -------------
other intermediary which has been retained by or is authorized to act on behalf of Buyer which might be entitled to any fee or commission from Sellers or the Company upon consummation of the transactions contemplated by this Agreement.

         3.5. Investment Intent.
              -----------------

         (a) The Company Stock being purchased by Buyer is being acquired for Buyer's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

         (b) Buyer understands and agrees that (i) the Company Stock has not been registered under the Securities Act, by reason of its issuance in a transaction exempt from registration requirements of the Securities Act pursuant to Section 4(2) thereof and (ii) the Company Stock and the GMG Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

         3.6. Consents and Governmental Authorization. Except as set forth on
              ---------------------------------------
Schedule 3.6, the execution, delivery and performance of this Agreement and the
------------
consummation of the transactions contemplated hereby by Buyer require no consent, approval or action by or in respect of, or filing with, any third party or governmental body, agency, official or authority.

         3.7. Non-Contravention. The execution and delivery of this Agreement
              -----------------
does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Buyer, will not (a) contravene any provision of Buyer's charter or bylaws, as amended or (b) assuming compliance with the matters referred to in
Section 3.6, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer.

         3.8. SEC Compliance. Buyer has timely filed all filings with the United
              --------------
States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (each, an "SEC Filing") required to be filed by Buyer pursuant to such acts during the past twelve months and no SEC Filing at the time filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the time of the public disclosure.

         3.9. No Material Adverse Affect. Since the date of Buyer's most recent
              --------------------------
SEC Filing, there has not been, and Buyer is not aware of, any development that would require an amendment to any SEC Filing or have a Material Adverse Affect on Buyer. There is no pending or, to the best knowledge of Buyer, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Buyer or any of its affiliates that would have a Material Adverse Affect on Buyer.


                                   ARTICLE IV
                              CONDITIONS TO CLOSING
                              ---------------------

         4.1. Conditions Precedent to Obligations of Buyer. The obligations of
              --------------------------------------------
Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in whole or in part in writing by Buyer at Buyer's option):

         (a)  Representations and Warranties. The representations and warranties
              ------------------------------
              of the Company and the Sellers contained in Articles II and
              Article IIB and of the GMG Stockholders contained in Article IIA shall be true and accurate on and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date) and (i) the Company and Sellers shall have provided Buyer with a certificate executed by the Sellers, dated as of the Closing Date, to such effect and (ii) the GMG Stockholders shall have provided Buyer with a certificate executed by the GMG Stockholders, dated as of the Closing Date, to such effect.

         (b)  Covenants. The Company and the Sellers shall have performed and
              ---------
              complied with all of its or his covenants contained herein on or before the Closing Date (to the extent required to be performed on or prior to the Closing Date), and Buyer shall receive a certificate to such effect signed by an officer of the Company and the Sellers.


         (c)  Opinions of Sellers' Counsel. Buyer shall have received from Allen
              ----------------------------
              & Gledhill, counsel for the Company, and from Wilson Sonsini Goodrich & Rosati, counsel for the California Subsidiary, opinions dated the date of the Closing in form and substance reasonably satisfactory to Buyer, to the effect set forth in Exhibits A(1)
                                                                -------------
              and A(2).
              --------

         (d)  Required Consents. Except as set forth on Schedule 4.1(d), all
              -----------------                         ---------------
              consents and approvals of third parties to the transactions contemplated hereby on the part of the Company, the Sellers and GMG which are material to the Company or GMG, as the case may be (including, without limitation, those disclosed on Schedule 2.4)
                                                                 ------------
              shall have been obtained for the consummation of the transactions contemplated hereby.

          (e)  Litigation. No order of any court or administrative agency shall
               ----------
               be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Buyer's ownership or control of the Company or the business of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interest in the Company, or any of their respective predecessors (whether through a derivative action or otherwise) against the Company or any officer, director or shareholder of the Company in his capacity as such or (iii) which might have a Material Adverse Effect on the Company.

         (f)   Governmental Approvals. All authorizations, consents, orders or
               ----------------------
               approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any competent federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         (g)   Certified Documents. The Company and the California Subsidiary
               -------------------
               shall deliver to Buyer at Closing a copy of their respective certificate of incorporation and by-laws, as amended, as certified by the Secretary or an Assistant Secretary of the Company or the California Subsidiary, as the case may be.

         (h)   Resignation of Officers and Directors. The officers and directors
               -------------------------------------
               of the Company and the California Subsidiary shall have delivered resignations to Buyer and a certified true copy of the resolution of the board of directors of the Company approving the registration of the transfer of the Company Stock from each of the Sellers to the Buyer at the Closing, and, effective as of immediately following the Closing, the officers and directors of the Company and the California Subsidiary will be as specified on
               Schedule 4.1(h).
               ---------------

         (i)   Employment and Consulting Arrangements. Buyer shall have entered
               --------------------------------------
               into satisfactory employment or consulting arrangements with Johnathan Edwards, David Lampton, Philip Knudsen, Milton Diaz-Perez, Mark Baker and Eddie Rhodes.

         (j)   Escrow Agreement. The Company, Buyer, Escrow Agent and each
               ----------------
               Seller shall have executed and delivered to the other parties thereto the Escrow Agreement.

         (k)   Option Termination Agreements. Buyer shall have received option
               -----------------------------
               termination agreements (which may be part of an employment letter) from each current employee of the California Subsidiary in form and substance reasonably satisfactory to Buyer, to the effect that such employee releases any rights he or she may have had with respect to options or shares of the Company or the California Subsidiary.

         (l)   Transfer Documents. GMG and the GMG Stockholders shall have
               ------------------
               executed such documents in connection with the transfer and assignment of the GMG Assets as the California Subsidiary and Buyer have reasonably requested.

         4.2.  Conditions Precedent to Obligations of Sellers. The obligations
               ----------------------------------------------
of Sellers to proceed with the Closing hereunder are subject to the fulfillment prior to or at the Closing of the following conditions (any one or more of which may be waived in whole or in part in writing by all of the Sellers at the Sellers' option):

         (a)   Representations and Warranties. The representations and
               ------------------------------
               warranties of Buyer contained in Article III shall be true and accurate on and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date) and Buyer shall have provided Sellers with a certificate executed by Buyer, dated as of the Closing Date, to such effect.

         (b)   Covenants. Buyer shall have performed and complied with all of
               ---------
               its covenants contained herein on or before the Closing Date (to the extent required to be performed on or prior to the Closing
               Date), and Sellers shall receive a certificate to such effect signed by an officer of Buyer.

         (c)   Opinion of Counsel for Buyer. Sellers shall have received from
               ----------------------------
               Testa, Hurwitz & Thibeault, LLP, as counsel for Buyer, an opinion dated the date of the Closing in form and substance reasonably satisfactory to the Sellers, to the effect set forth in Exhibit
                                                                       -------
               D.
               -

         (d)   Required Consents. All consents and approvals of third parties to
               -----------------
               the transactions contemplated hereby on the part of Buyer shall have been obtained for the consummation of the transactions contemplated hereby.

         (e)   Litigation. No order of any court or administrative agency shall
               ----------
               be in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

         (f)   Governmental Approvals. All authorizations, consents, orders or
               ----------------------
               approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any competent federal, state, local or foreign governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

         (g)   Registration Rights Agreement. The Buyer and each Seller shall
               -----------------------------
               have executed and delivered to the other parties thereto the Registration Rights Agreement substantially in the form of Exhibit C hereto.

          (h)  Employment and Consulting Arrangements. The Company shall have
               --------------------------------------
               entered into employment or consulting arrangements with Johnathan Edwards, David Lampton, Philip Knudsen, Milton Diaz-Perez, Mark Baker and Eddie Rhodes.

         (i)   Option Grants. Buyer shall have granted to the California
               -------------
               Subsidiary's employees, effective as of the Closing, options to purchase a number of Buyer's shares of stock as set forth on Exhibit E, which shall be exercisable at market price on the Closing Date and shall vest over five years, 25% of the options granted will vest six months from the date of the grant, and 4.2% of the options granted will vest each quarter thereafter; provided, however, that in the last quarter 3.6% of the total options granted (the remaining unvested options) shall vest.


                                   ARTICLE V
                           TERMINATION OF AGREEMENT
                           ------------------------

         5.1.  Grounds for Termination. This Agreement may be terminated in
               -----------------------
writing at any time prior to the Closing:

         (i) by mutual written agreement of the Company, the Sellers and Buyer;

         (ii) by either (i) Sellers representing the holders of a majority of the common stock of the Company or (ii) Buyer, if any of the closing conditions set forth in Section 4.2 or 4.1, respectively have not been met on or before December 31, 1997; or

         (iii) by either (i) Sellers representing the holders of a majority of the common stock of the Company or (ii) Buyer, if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     5.2.  Effect of Termination. If this Agreement is terminated as permitted
           ---------------------
by Section 5.1, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided
                                                                    --------
that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages (as hereinafter defined) incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 8.3 and 8.4 shall survive any termination hereof pursuant to Section 5.1.

                                   ARTICLE VI
                                    COVENANTS
                                    ---------
For the purposes of this Article VI, unless the context otherwise requires, "Company" shall mean and include the Company and its Subsidiaries, including, without limitation, the California Subsidiary.

         6.1.  (a) Interim Conduct of Business of Company. From the date hereof
                   --------------------------------------
until the Closing, the Company shall operate its business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to this Agreement or as set forth on Schedule 6.1(a)
                                                                ---------------
hereto). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions contemplated by this Agreement, expressly approved in writing by Buyer or as otherwise indicated on Schedule
                                                                    --------
6.1(a), the Company shall not:
------
                 (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee other than in the ordinary course of business consistent with prior practice;

                 (ii) purchase, lease, or otherwise acquire any real estate or any interest therein;

                 (iii) declare, set aside, or pay any dividend or make any other distribution with respect to any equity security;

                 (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of, or otherwise acquire any Person;

                 (v) sell, lease, or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights, or claims, whether tangible or intangible, except in the ordinary course of business consistent with prior practice;

                 (vi) authorize for issuance, issue, sell, or deliver any of its own equity securities;

                           (vii) split, combine, or reclassify any class of equity security or redeem or otherwise acquire, directly or indirectly, any of its equity securities;

                           (viii) incur any liability, guaranty, or obligation (fixed or contingent) other than in the ordinary course of business consistent with prior practice;

                           (ix) place or permit to be placed any lien on any of its assets or properties, other than statutory liens arising in the ordinary course of business;

                           (x) make or authorize any amendments or changes to its charter or by-laws;

                           (xi) make any investment in excess of $50,000, whether singly or in the aggregate, in property, plant, and equipment and other items of capital expenditure;

                           (xii) accelerate receivables or delay or postpone payment of any accounts payable or other liability, except in the ordinary course of business consistent with prior practice; or

                           (xiii)   abandon any part of its business.

         (b) Interim Conduct of Business of Buyer. From the date hereof until
             ------------------------------------
the Closing, Buyer shall operate its business as a going concern consistent with prior practice and in the ordinary course of business.

         6.2.    No Solicitation, Confidentiality, Etc. Sellers and the Company
                 --------------------------------------
agree that, prior to the termination of this Agreement pursuant to Article V hereof, neither the Company nor any Seller will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of the Company Stock or any other equity security of the Company or of all or a portion of the assets or business of the Company or (y) any merger, consolidation, joint venture or business combination with the Company; or (ii) discuss or disclose either this Agreement or other confidential information pertaining to the Company with any person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to affiliates, officers, directors, employees and agents of the Company or any of the Sellers) without the prior written approval of Buyer.

         6.3.    Maintain Provisions.
                 -------------------

         (a) From and after the Closing Date, Buyer will maintain, fulfill and honor, and Buyer will cause the Company to maintain, fulfill and honor, in all respects the obligations of the Company pursuant to charter and bylaw provisions providing for indemnification for and/or exculpation of former or current directors, officers and employees of the Company, as such provisions are existing and in force immediately prior to the Closing Date.

         (b) The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, each former or current director, officer and employee of the Company and his or her heirs and representatives, and after the Closing Date may not be amended, altered or repealed as to any party without the express prior written consent of the Sellers.


         6.4.    Necessary Consents. Buyer, the Company and Sellers shall use
                 ------------------
reasonable best efforts (i) except as disclosed on Schedule 4.1(d), to obtain such third party consents as may be necessary or appropriate for the consummation of the transactions provided for herein and (ii) to accomplish the satisfaction of the conditions precedent to Closing contained in Section 4.1 (in the case of the Company and Sellers) and Section 4.2 (in the case of Buyer) on or prior to the Closing Date.


         6.5.    Non-Competition. From and after the Closing, and for the next
                 ---------------
succeeding two (2) years (the "Restricted Period"), none of David Lampton, Philip Knudsen or Johnathan Edwards (the "Individual Sellers") shall, directly or indirectly, or in whole or in part, (i) engage in any activity which is directly competitive with the business of the Company as conducted during the one (1) year period immediately preceding the Closing or (ii) become interested in any Person engaged in such activity in any capacity including, but not limited to, as a partner, shareholder, principal, agent, representative, supplier, trustee, employee or consultant. During the Restricted Period, no Individual Seller shall, directly or indirectly, hire or solicit any employee of the Buyer or the Company or encourage, in any way, any such employee to leave such employment. For purposes of this Section 6.5, "Company" shall mean and include the Company and the California Subsidiary. The Individual Sellers hereto acknowledge that any breach or threatened breach of any of the covenants contained herein would cause irreparable harm to the Buyer and that money damages would not, alone, provide an adequate remedy to the Buyer. The Buyer shall have all of the rights and remedies available under law, or in equity, to a party enforcing any such covenants, each of such rights and remedies to be independent of the other and severally enforceable including, but not limited to, the right to have such covenants enforced by any court of competent jurisdiction including, but not limited to, through temporary injunctive relief, temporary restraining order and/or permanent injunctive relief, all without requirement for the posting or provision of any bond or other security, which requirements being hereby expressly waived by the Individual Sellers, and the right to require any Individual Seller who is a violating party to account for, and pay over to the Buyer, all benefits derived or received by such violating party as a result of any breach of such covenant. No Individual Seller who is a violating party shall raise as a defense to the granting of any such relief that the Person requesting any such relief has an adequate remedy at law. Each of the Individual Sellers acknowledges and agrees that the covenants set forth herein are reasonable in duration and scope and in all other respects. If any court determines that any such covenants, or any part thereof, are invalid or unenforceable the remaining covenants shall not thereby be affected and they shall be given full effect, without regard to the invalid portions. If any court determines that all, or any part of, the covenants contained herein are unenforceable, because of the duration or scope of such provision, such court is requested to reduce the duration or scope of such provision, as the case may be, so that, in its reduced form, such provisions shall then be enforceable. The Individual Sellers intend to and do hereby confer jurisdiction to enforce the covenants contained herein upon the courts of any jurisdiction within the United States. If the courts of any one or more of such jurisdictions hold such covenants unenforceable by reason of the breadth of their scope, or otherwise, it is the intention of the parties that such determination not preclude, or in any way affect, the right of the Company to the relief provided above in the courts of any other jurisdiction within the United States as to breaches of such covenant in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable and independent covenants. Nothing contained herein shall preclude any party hereto from owning less than 1% of the issued and outstanding capital stock of any corporation whose shares are listed for trading on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market.

         6.6.    Non-Solicitation.
                 ----------------

         (a) From and after the Closing, and for the next succeeding two (2) years, IPC Corporation Ltd. ("IPC") agrees with the Buyer that it will not, either alone or jointly with any Person or as manager, agent, consultant of any Person directly or indirectly:

                 (i) seek specifically to procure orders from, or do business with, or procure directly or indirectly any other Person who has been a customer of or supplier to the Company in lieu of the Company; or

                 (ii) engage, employ, solicit or contact with a view to the engagement or employment by any person, any employee, officer or manager of the Company in either case where the employee, officer or manager either was as part of such party's duties privy to confidential information of the Company or would be in a position to exploit trade connections of the Company. For purposes of this Section 6.6, "Company" shall mean and include the Company and the California Subsidiary.

         (b) While the restrictions aforesaid are considered by Buyer, the Company and IPC to be reasonable in all the circumstances, it is agreed that if any one or more of such restrictions, taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of Buyer and the Company's legitimate interest but would be adjudged reasonable if any particular restriction was deleted, restricted or limited in any particular manner, then the said restrictions shall apply with such deletions, restrictions or limitations, as the case may be.


         6.7.    Notification of Sale. Buyer, the Company and Sellers
                 --------------------
acknowledge that if Buyer sells, transfers or otherwise disposes of the Company, the California Subsidiary or the Company's Metil Technology (as defined in the Contingent License Agreement dated January 31, 1996 by and among the California Subsidiary, Johnathan Edwards, David Lampton and IPC) or the Company disposes of the California Subsidiary or the Metil Technology, Johnathan Edwards and David Lampton may be required to pay U.S. taxes pursuant to the terms of a certain Five-Year Gain Recognition Agreement dated January 31, 1996. Buyer hereby agrees that, if at any time prior to February 1, 2001 it intends to transfer, dispose of or sell all or substantially all of the assets of the Company, the California Subsidiary or the Metil Technology or the Company intends to transfer, dispose of or sell all or substantially all of the assets of the California Subsidiary or the Metil Technology, in a transaction which will, or is reasonably likely to, require the payment of such U.S. taxes by Messrs. Edwards and/or Lampton, it will notify Messrs. Edwards and Lampton at least 15 trading days prior to any such transfer, disposition or sale and it will use reasonable efforts not to provide such notice at a time during which Messrs. Edwards and Lampton are prevented, or in a manner which would prevent Messrs. Edwards and Lampton from selling their shares of Buyer under any company policy of Buyer or U.S. securities law.

         6.8.    Change of Name. Buyer will change the name of the Company and
                 --------------
the California Subsidiary as soon as is practicable after the Closing to remove "IPC" from the name of the Company and the California Subsidiary. The GMG Stockholders agree that as soon as practicable they will cause GMG to change its name and to eliminate the word "Guestnet," and the GMG Stockholders further covenant and agree that none of GMG, Guestserve Systems International ("GSI") or the GMG Stockholders has any right to use, and that none of GMG, GSI or the GMG Stockholders will use, "Guestserve," "Guestnet," "Guest," or "Serve" in combination with other words or any word closely related or similar to any of such words or combinations, as the case may be, as a tradename or trademark or otherwise in connection with any activities, products or services except with the permission and for the benefit of Buyer. The GMG Stockholders acknowledge that the use of "Guestserve" in the name of GSI is with the permission and for the benefit of Buyer.

         6.9.    Manufacturing Agreement with IPC. IPC hereby agrees with the
                 --------------------------------
Buyer that it will continue to manufacture set top boxes (the "Products") on terms no less favorable to the Buyer or the Company than those currently in effect. In particular, IPC agrees that the sale of the Products shall be made upon request in the form of a purchase order by the Buyer, the Company or the California Subsidiary to IPC, pursuant to which IPC will manufacture and sell the Products to the Buyer or the Company for $117 per unit without prepayment and with delivery time not to exceed 10-12 weeks. IPC agrees to negotiate in good faith with Buyer with a view toward entering into a definitive agreement within 60 days from the date hereof.


         6.10.   Notes Payable; Royalties. Promptly after the Closing, Buyer
                 ------------------------
will cause the Company or the California Subsidiary to repay the outstanding notes payable to GSI and GMG in the aggregate amount of $259,942 and $213,449, respectively. The GMG Stockholders represent and warrant to Buyer that except for such amounts, there are no notes, accounts payable or other amounts outstanding from the Company or the California Subsidiary to GMG, GSI or the GMG Stockholders. Promptly after the Closing, Buyer will pay to Jonathan Edwards and David Lampton the accrued royalties under Sections 1.25 and 5.3(c) of the Joint Venture Agreement dated as of January 31, 1996 by and among Messrs. Edwards and Lampton and IPC Corporation Ltd. in the amount of $49,816 and $49,816, respectively. The parties to the Joint Venture Agreement hereby agree to terminate Sections 1.25 and 5.3(c) thereof effective as of the Closing.

         6.11.   Transfer and Assignment of GMG Assets. Not later than
                 -------------------------------------
immediately prior to the Closing, the GMG Stockholders will cause GMG to transfer and assign the GMG Assets to the California Subsidiary. Except as set forth in Schedule 6.11, no liabilities of GMG will be transferred to the California Subsidiary. The GMG Stockholders will, and will cause GMG to, execute any documents reasonably requested by the California Subsidiary or the Buyer in connection with such transfer and assignment.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

         7.1.    Survival. The covenants, agreements, representations and
                 --------
warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until July 31, 1998. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 7.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; provided, however that such covenant, agreement, representation or warranty shall survive until, but only for the purposes of, the resolution of such claim.


         7.2.    Indemnification.
                 ---------------
         7.2.1. The Sellers shall, jointly and severally, indemnify the Company, the Buyer, and their respective employees, officers, directors and shareholders (other than the Sellers) (the "Buyer Company Persons") in respect of, and hold the Buyer Company Persons harmless against, any and all Damages (as hereinafter defined) (the "Buyer Company Damages");

         (a) resulting from, relating to or constituting any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the Company or the Sellers contained in this Agreement;

         (b) resulting from any failure of any Seller to have good, valid and marketable title to the issued and outstanding Company Stock held by such Seller, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

         (c) resulting for any claim by a shareholder or former shareholder of the Company or the California Subsidiary, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company or the California Subsidiary;
(ii) any rights of a shareholder, including any option, dissenter's or preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation, Memorandum and Articles or By-Laws of the Company or the California Subsidiary, or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company; provided such claim does not fall under
Section 7.2.3.

         For purposes of this Agreement, "Damages" shall mean and include any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by an Indemnified Person (as hereinafter defined) or any affiliates thereof.


         7.2.2. The GMG Stockholders shall indemnify the Buyer and its employees, officers, directors and shareholders (other than the GMG Stockholders) (the "Buyer GMG Persons," together with the Buyer Company Persons, the "Buyer Persons") in respect of, and hold the Buyer GMG Persons harmless against, any and all Damages ("GMG Damages and, together with the Buyer Company Damages, the Buyer Damages") resulting from, relating to or constituting any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the GMG Stockholders contained in this Agreement;

         7.2.3. Each of the Sellers, jointly and severally, hereby indemnifies each Buyer Company Person from and against all Buyer Company Damages incurred by such Buyer Company Person as a result of or arising out of a claim or claims by any current or former employee or employees of the Company or the California Subsidiary (the "Employees") for unpaid compensation, including equity, based on representations made by or on behalf of the Company or the California Subsidiary, regardless of the disclosure of potential liability in Disclosure
                                                                   ----------
Schedules. The Special Escrow Shares held under the Escrow Agreement shall only
---------
be available to indemnify, defend, protect, and hold harmless each Buyer Company Person from and against all Buyer Company Damages with respect to which a claim for indemnification is brought by a Buyer Company Person under this Section 7.2.3.

         7.2.4. Buyer (together with the Sellers in this context, the "Indemnifying Parties") shall indemnify the Sellers, and their employees, officers, directors and shareholders (the "Seller Persons", together with the Buyer Persons in this context, the "Indemnified Persons") in respect of, and hold the Seller Persons harmless against, any and all Damages (the "SellerDamages") resulting from, relating to, or constituting any misrepresentation, breach of any representation or warranty, or failure to perform any covenant or agreement of Buyer contained in this Agreement.


         7.3.     Method of Asserting Claims.
                  --------------------------

         (a) The Indemnified Person shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which the indemnification pursuant to this
Article VII may be sought (the "Third Party Claim"), provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any obligations under this Article VII except to the extent such Indemnifying Party is materially prejudiced by such failure and shall not relieve such Indemnifying Party from any other obligation or liability that it may have to any Indemnified

Person otherwise than under this Article VII. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Person, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Party acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such Third Party Claim constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VII. If the Indemnifying Party does not assume control of such defense, the Indemnified Person shall control such defense. The party not controlling the defense of such Third Party Claim may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such Third Party Claim, then the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Person shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Person's possession or under the Indemnified Person's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Person is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Person in such defense and make available to the Indemnified Person, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Person. The party controlling such defense shall keep the other party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Sellers shall not agree to any settlement of Third Party Claim without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.


         (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Person may make a claim for indemnification pursuant to this
Article VII (in accordance with the provisions of the Escrow Agreement if the Indemnified Person is a Buyer Person), and (iii) such Indemnified Person shall be reimbursed (in accordance with and subject to the provisions of the Escrow Agreement if the Indemnified Person is a Buyer Person) for any such Damages for which it is entitled to indemnification pursuant to this Article VII.

         7.4.    Limitations; Exclusive Remedy; Maximum Indemnification
                 ------------------------------------------------------

         (a) Notwithstanding anything to the contrary herein, except with respect to claims based on fraud, (i) the aggregate liability of the Sellers for Buyer Damages resulting from a misrepresentation or breach of a representation or warranty under Sections 7.2.1(a) and 7.2.2 of this Article VII shall not exceed the aggregate amount of the Escrow Shares, and (ii) no indemnification payment by the Sellers with respect to any Buyer Damages otherwise payable pursuant to this Article VII shall be payable until such time as all such Buyer Damages shall aggregate to more than $100,000, at which time all such Buyer Damages payable under this Article VII shall be payable, provided that such $100,000 "basket" provision shall not apply with respect to Buyer Company Damages under Section 7.2.3 hereof. Notwithstanding anything to the contrary, except with respect to claims based on fraud, the Buyer Persons shall seek recovery solely against the Escrow Shares, including for the $100,000 "basket," with respect to, and this Article and the Escrow Agreement shall be the exclusive remedy of Buyer Persons for, claims resulting from or relating to any misrepresentation or breach of any representation or warranty under Sections 7.2.1(a) and 7.2.2 of this Article VII.


         (b) Notwithstanding anything to the contrary herein, except with respect to claims based on fraud, (i) the aggregate liability of the Buyer in connection with the indemnification of the Seller Persons pursuant to this
Article VII for Damages resulting from a misrepresentation or breach of a representation or warranty under Section 7.2.4 of this Article VII shall in no event exceed the Fair Market Value of the Escrow Shares as defined in Section 1.2, and (ii) no indemnification payment by Buyer with respect to any Damages otherwise payable pursuant to this Article VII shall be payable until such time as all such Damages shall aggregate to more than $100,000, at which time all such Damages payable under this Article VII shall be payable.


                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1.    Notices. All notices, requests for other communications to be
                 -------
given by any party to the other parties hereunder shall be in writing and shall be deemed to be properly given when personally delivered, telecopied or sent by commercial courier service (such as Federal Express) or, if mailed, when sent by prepaid first class U.S. mail, either certified or registered, to the addresses set forth below or to such other addresses as the parties may otherwise designate from time to time in writing:

         (a)     If to Buyer, to:

                           SeaChange International, Inc.
                           124 Acton Street
                           Maynard, MA 01754
                           Telecopier No. (508) 897-0132
                           Attention: Joseph S. Tibbetts, Jr.

         With a required copy to:

                       Testa, Hurwitz & Thibeault, LLP
                       125 High Street
                       High Street Tower
                       Boston, MA 02110
                       Telecopier No. (617) 248-7100
                       Attention: William B. Simmons, Jr., Esq.

         (b)     (i) if to the Company, to:


                       IPC Interactive Pte. Ltd.
                       c/o IPC Interactive, Inc.
                       105 Digital Drive
                       Novato, CA 94949
                       Telecopier No.  (415) 382-1400
                       Attention:  Johnathan Edwards


                 (ii) if to Messrs. Edwards, Lampton or Knudsen, to:

                       IPC Interactive, Inc.
                       105 Digital Drive
                       Novato, CA 94949
                       Telecopier No.  (415) 382-1400
                       Attention: Johnathan Edwards/David Lampton/Philip Knudsen

                 (iii) if to IPC Corporation, to:

                       23 Tai Seng Drive
                       IPC Building
                       Singapore 1953
                       Telecopier No. (65) 743-0691
                       Attention: Patrick Ngiam

         With a required copy to:

                       Wilson Sonsini Goodrich & Rosati
                       650 Page Mill Road
                       Palo Alto, CA 94304-1050
                       Telecopier No.  (415) 493-6811
                       Attention:  Neil Wolff, Esq.

         8.2.    Succession and Assignment. This Agreement shall be binding upon
                 -------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party to this Agreement may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

         8.3.    Arbitration. Any dispute, controversy or claim arising out of,
                 -----------
in connection with, or in relation to this Agreement or any breach thereof shall be finally settled by arbitration, pursuant to the rules then obtaining of the American Arbitration Association. If the proceeding is initiated by Sellers, the arbitration shall be held in Boston, Massachusetts. If the proceeding is initiated by Buyer, the arbitration shall be held in San Francisco, California. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof. In any such arbitration action, the party which is determined in the arbitration proceeding to be the breaching party under the Agreement shall pay for and bear the cost of all parties' experts, evidence and counsel; provided, however, that if both parties are determined in the arbitration proceeding to be breaching parties, the arbitrator shall assign the responsibility for the payment of such costs based upon the relative nature and extent of the breach by each such party. Notwithstanding anything herein to the contrary, the provisions of this Section 8.3 shall not apply with respect to claims of infringement or violations of the non-competition provisions or non-solicitation provisions of Sections 6.5 and 6.6, respectively, for which Buyer may seek injunctive, legal or equitable relief for such infringement or violation.

         8.4.    Costs and Expenses. The Buyer shall bear its own expenses
                 ------------------
(including without limitation, financial advisory fees, counsel fees and accounting fees) relating to the transactions contemplated under this Agreement. All legal and accounting expenses of the Company and the Sellers relating to the transactions contemplated under this Agreement shall be borne by the Company. All other expenses (including without limitation, financial advisory or related consulting fees) of the Company and the Sellers relating to the transactions contemplated under this Agreement shall be borne by the Sellers.

         8.5.    Public Announcements. The parties agree to consult with each
                 --------------------
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         8.6.    Headings. The headings preceding the text of the sections and
                 --------
subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         8.7.    Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         8.8.    Amendment and Waiver. This Agreement may be amended, and Buyer
                 --------------------
and the Sellers may, (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment must be in writing and be signed by the Buyer and each of the Sellers and any waiver must be in writing and signed by the person waiving such right or obligation.

         8.9.    Entire Agreement. This Agreement and the Exhibits and Schedules
                 ----------------
hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, understandings, representations and warranties between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous promises, covenants, agreements, understandings, representations and warranties among the parties hereto or inducements or conditions, express or implied, oral or written with respect to the subject matter hereof.

         8.10.   Governing Law. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF
                 -------------
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          BUYER:

                                          SEACHANGE INTERNATIONAL, INC.

                                          By:  /s/ William C. Styslinger, III
                                             -----------------------------------
                                             Name:  William C. Styslinger, III
                                             Title:  Chief Executive Officer


                                          COMPANY

                                          IPC INTERACTIVE PTE. LTD.


                                          By:  /s/ Johnathan Edwards
                                             -----------------------------------
                                             Name:  Johnathan Edwards
                                             Title:  Chairman


                                          SELLERS:

                                          IPC CORPORATION LTD.

                                          By:  /s/ Patrick Ngiam
                                             -----------------------------------
                                             Name:  Patrick Ngiam
                                             Title:  Chairman

                                          /s/ Johnathan Edwards
                                          --------------------------------------
                                          Johnathan Edwards

                                          /s/ Philip S. Knudsen
                                          --------------------------------------
                                          Philip S. Knudsen


                                          /s/ David Lampton
                                          --------------------------------------
                                          David Lampton